                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                        1-800 CONTACTS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
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

                              1-800 CONTACTS, INC.
                     66 E. WADSWORTH PARK DRIVE, 3RD FLOOR
                               DRAPER, UTAH 84020
                           TELEPHONE: (801) 924-9800

Dear Stockholder:                                                 April 17, 2002

    You are cordially invited to attend our 2002 Annual Meeting of Stockholders, which will be held on Friday, May 17, 2002, at 10:00 a.m. (Mountain time) at our executive offices, 66 E. Wadsworth Park Drive, 3rd Floor, Draper, Utah 84020. With this letter, we have enclosed a copy of our 2001 Annual Report for the fiscal year ended December 29, 2001, notice of annual meeting of stockholders, proxy statement and proxy card. These materials provide further information concerning the annual meeting. If you would like another copy of the 2001 Annual Report, please contact Robert G. Hunter, Vice President, Finance, and you will be sent one.

    At this year's annual meeting, the agenda includes the election of certain directors, a proposal to ratify the appointment of our independent public accountants, and a proposal to approve an amendment to our Incentive Stock Option Plan to increase the number of shares reserved for issuance thereunder. The Board of Directors recommends that you vote FOR election of the slate of nominees for directors, FOR ratification of appointment of the independent public accountants, and FOR the increase in the number of shares available for issuance under our Incentive Stock Option Plan. We will also report on current business conditions and our recent developments. Members of the Board of Directors and our executive officers will be present to discuss the affairs of 1-800 CONTACTS and to answer any questions you may have.

    It is important that your shares be represented and voted at the annual meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope to ensure your shares will be represented. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

    We look forward to seeing you at the annual meeting.

                                          Sincerely,

                                          /s/ Jonathan C. Coon

                                          Jonathan C. Coon
                                          President and Chief Executive Office

                              1-800 CONTACTS, INC.
                     66 E. WADSWORTH PARK DRIVE, 3RD FLOOR
                               DRAPER, UTAH 84020
                           TELEPHONE: (801) 924-9800
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 17, 2002
                            10:00 a.m. Mountain Time

    The 2002 Annual Meeting of Stockholders of 1-800 CONTACTS, INC. will be held on Friday, May 17, 2002, at 10:00 a.m. (Mountain time), at our executive offices, 66 E. Wadsworth Park Drive, 3rd Floor, Draper, Utah 84020. The annual meeting is being held for the following purposes:

    1. To elect two Class I Directors to serve until the annual meeting of stockholders in 2005 and until their successors are duly elected and qualified or until their earlier removal or resignation (the Board of Directors recommends a vote FOR the nominees named in the attached proxy statement proposal);

    2. To ratify the appointment of Arthur Andersen LLP as the independent public accountants of 1-800 CONTACTS for the fiscal year ending December 28, 2002 (the Board of Directors recommends a vote FOR this proposal);

    3. To approve an amendment to our Incentive Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 620,000 to 1,240,000 (the Board of Directors recommends a vote FOR this proposal); and

    4. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

    These items are fully discussed in the following pages, which are made part of this notice. Only stockholders of record at the close of business on April 3, 2002 will be entitled to vote at the annual meeting.

    Enclosed with this Notice of Annual Meeting of Stockholders is a proxy statement, related proxy card with a return envelope and our 2001 Annual Report for our fiscal year ended December 29, 2001. The 2001 Annual Report contains financial and other information that is not incorporated into the proxy statement and is not deemed to be a part of the proxy soliciting material.

                                          By Order of the Board of Directors

                                          /s/ R. Joe Zeidner

                                          R. Joe Zeidner
                                          SECRETARY

April 17, 2002

EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                              1-800 CONTACTS, INC.
                     66 E. WADSWORTH PARK DRIVE, 3RD FLOOR
                               DRAPER, UTAH 84020
                           TELEPHONE: (801) 924-9800
                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
QUESTIONS AND ANSWERS ABOUT VOTING..........................      1

PROXY STATEMENT.............................................      3
  Voting and Revocability of Proxies........................      3
  Record Date and Share Ownership...........................      4

PROPOSAL NO. 1--ELECTION OF DIRECTORS.......................      4
  Class I Directors--Director Nominees......................      4
  Class II Directors........................................      5
  Class III Directors.......................................      5
  Director Compensation.....................................      6
  About the Board and its Committees........................      6
  Recommendation of the Board...............................      6

PROPOSAL NO. 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT
  ACCOUNTANTS...............................................      7
  Recommendation of the Board...............................      7

PROPOSAL NO. 3--APPROVAL TO AMEND INCENTIVE STOCK OPTION
  PLAN......................................................      7
  Recommendation of the Board...............................      8
  Summary Description of our Incentive Stock Option Plan....      8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................     11

EXECUTIVE COMPENSATION AND OTHER MATTERS....................     13
  General...................................................     13
  Option Grants in Last Fiscal Year.........................     14
  Aggregated Option Exercises in Last Fiscal Year and Fiscal
    Year End Option Values..................................     15
  Employment Agreements.....................................     15
  Stock Options.............................................     15
  Report of the Compensation Committee on Executive
    Compensation............................................     16
  Compensation Philosophy and Review........................     16
  Compensation Committee Interlocks and Insider
    Participation...........................................     17
  Certain Relationships and Related Transactions............     17
  Section 16(a) Beneficial Ownership Reporting Compliance...     17
  Report of the Audit Committee of the Board of Directors...     18

PERFORMANCE GRAPH...........................................     19

SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL
  INFORMATION...............................................     19

OTHER MATTERS...............................................     21

                       QUESTIONS AND ANSWERS ABOUT VOTING

Q: WHY DID YOU SEND ME THIS PROXY STATEMENT?

    A: This proxy statement is being sent to you because 1-800 CONTACTS' Board of Directors is soliciting your proxy to vote at the 2002 Annual Meeting of Stockholders. This proxy statement summarizes the information you need to know to vote intelligently on the matters to be voted on at the annual meeting. Stockholders of record as of the close of business on April 3, 2002 are entitled to vote. This proxy statement is being sent on or about April 17, 2002 to those persons who are entitled to vote at the annual meeting.

Q: HOW MANY VOTES DO I HAVE?

    A: Each share of 1-800 CONTACTS' common stock that you own entitles you to one vote.

Q: HOW DO I VOTE?

    A:  You can vote on matters presented at the annual meeting in two ways:

       1. You can vote by filling out, signing and dating your proxy card and returning it in the enclosed envelope, OR

       2.  You can attend the annual meeting and vote in person.

Q: HOW DO I VOTE BY PROXY?

    A: If you properly fill out your proxy card and send it to us in time to vote, your shares will be voted as you have directed. If you do not specify a choice on your proxy card, the shares represented by your proxy card will be voted for the election of all nominees, for the ratification of the appointment of Arthur Andersen LLP as 1-800 CONTACTS' independent public accountants for the 2002 fiscal year, and for the amendment to our Incentive Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 620,000 to 1,240,000.

       Whether or not you plan to attend the annual meeting, we urge you to complete, sign, date and return your proxy card in the enclosed envelope. Returning the proxy card will not affect your right to attend the annual meeting and vote in person.

Q: HOW DO I VOTE IN PERSON?

    A: If you attend the annual meeting, we will give you a ballot when you arrive.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

    A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: CAN I CHANGE MY VOTE OR REVOKE MY PROXY AFTER I HAVE MAILED MY PROXY CARD?

    A: You can change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways. First, you can send a written notice to the Secretary of 1-800 CONTACTS at our headquarters stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. Third, you can attend the annual meeting and vote in person. Simply attending a meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions you received from your broker to change your vote.

Q: WILL THERE BE ANY MATTERS VOTED UPON AT THE ANNUAL MEETING OTHER THAN THOSE
   SPECIFIED IN THE NOTICE OF ANNUAL MEETING?

    A: 1-800 CONTACTS' management does not know of any matters other than those discussed in this proxy statement that will be presented at the annual meeting. If other matters are properly brought before the meeting and 1-800 CONTACTS does not have notice of these matters a reasonable time prior to the annual meeting, all proxies will be voted in accordance with the recommendations of 1-800 CONTACTS' management.

Q: HOW ARE VOTES COUNTED?

    A: Stockholders of record of 1-800 CONTACTS' common stock as of the close of business on April 3, 2002 are entitled to vote at the annual meeting. As of April 3, 2002, there were 11,381,840 shares of common stock outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock will constitute a quorum for the transaction of business. Each share of common stock is entitled to one vote on each matter to come before the annual meeting.

       Under Delaware law, if you have returned a valid proxy or attend the meeting in person, but abstain from voting, your stock will nevertheless be treated as present and entitled to vote. Your stock therefore will be counted in determining the existence of a quorum and, even though you have abstained from voting, will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting, such as the ratification of the appointment of Arthur Andersen LLP as 1-800 CONTACTS' independent public accountants for 2002 and the amendment to our Incentive Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 620,000 to 1,240,000.

       Under Delaware law, broker "non-votes" are also counted for purposes of determining whether a quorum is present, but are not counted in determining whether a matter requiring a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.

Q: HOW ARE PROXIES BEING SOLICITED AND WHO PAYS FOR THE SOLICITATION OF PROXIES?

    A: Initially, 1-800 CONTACTS will solicit proxies by mail. 1-800 CONTACTS' directors, officers and employees may also solicit proxies in person or by telephone without additional compensation. 1-800 CONTACTS will pay all expenses of solicitation of proxies.

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of 1-800 CONTACTS, INC., a Delaware corporation ("1-800 CONTACTS" or the "Company"), of proxies for use in voting at the Annual Meeting of Stockholders scheduled to be held on May 17, 2002 and at any postponement or adjournment thereof. This Proxy Statement and the related proxy card are being mailed to holders of the common stock of 1-800 CONTACTS, commencing on or about April 17, 2002. References in this Proxy Statement to "we," "our" or"us" refer to 1-800 CONTACTS, unless otherwise noted.

VOTING AND REVOCABILITY OF PROXIES

    When proxies are properly dated, executed and returned, the shares they represent will be voted as directed by the stockholder on all matters properly coming before the annual meeting.

    Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted:

    1.  FOR the nominees for directors named in this Proxy Statement; and

    2. FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes; and

    3. FOR the amendment to our Incentive Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 620,000 to 1,240,000.

    In addition, if other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

    Returning your completed proxy will not prevent you from voting in person at the annual meeting should you be present and desire to do so. In addition, the proxy may be revoked at any time prior to its exercise either by giving written notice to the Secretary of the Company prior to the annual meeting or by submission of a later-dated proxy.

    At the annual meeting, inspectors of election shall determine the presence of a quorum and shall tabulate the results of the stockholders' voting. The presence of a quorum is required to transact the business proposed to be transacted at the annual meeting. The presence in person or by proxy of holders of a majority of the outstanding shares of common stock entitled to vote will constitute the necessary quorum for any business to be transacted at the annual meeting. In accordance with the General Corporation Law of the State of Delaware (the "DGCL"), properly executed proxies marked "abstain" as well as proxies held in street name by brokers that are not voted on all proposals to come before the annual meeting ("broker non-votes"), will be considered "present" for the purposes of determining whether a quorum has been achieved at the annual meeting.

    The two nominees for director receiving the greatest number of votes cast at the annual meeting in person or by proxy shall be elected. Consequently, any shares of common stock present in person or by proxy at the annual meeting but not voted for any reason have no impact in the election of directors, except to the extent that the failure to vote for an individual may result in another individual receiving a larger number of votes. All other matters to be considered at the annual meeting require the favorable vote of a majority of the shares entitled to vote at the meeting either in person or by proxy. Stockholders have no right to cumulative voting as to any matter, including the election of directors. If any proposal at the annual meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under the DGCL and therefore have the effect of a vote against such proposal. Broker nonvotes in respect to any proposal are not counted for purposes of determining whether such proposal has received the requisite approval under the DGCL.

RECORD DATE AND SHARE OWNERSHIP

    Only stockholders of record of the common stock on the books of the Company at the close of business on April 3, 2002 will be entitled to vote at the annual meeting. On that date, we had 11,381,840 shares of common stock outstanding. A list of our stockholders will be open to the examination of any stockholders, for any purpose germane to the meeting, at our headquarters for a period of ten
(10) days prior to the meeting. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    The Board is currently comprised of seven directors who are divided into three classes. The term of each class expires in a different year. At the annual meeting, two directors are to be elected as members of Class I to serve until the annual meeting in 2005 and until their successors are elected and qualified or until their earlier removal or resignation. The Board has nominated two nominees set forth below, each of whom has agreed to serve as a director if elected. Each nominee currently serves as a director of 1-800 CONTACTS. In the event any nominee is unable or unwilling to serve as a director at the time of the annual meeting (which events are not anticipated), the persons named on the enclosed proxy card may substitute another person as a nominee or may add or reduce the number of nominees to such extent as they shall deem advisable.

    Subject to rights of holders of any series of preferred stock to fill newly created directorships or vacancies, any newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board resulting from death, resignation, disqualification or removal for cause shall be filled by a vote of majority of the total number of directors then in office.

    Information regarding our director nominees and our directors not subject to reelection at the annual meeting is set forth below:

NAME                            AGE                              POSITION
----                          --------   --------------------------------------------------------
Jonathan C. Coon............     32      President, Chief Executive Officer and Director
E. Dean Butler(1)(2)........     57      Director
Bradley T. Knight(1)(2).....     43      Director
John F. Nichols.............     41      Vice President, Sales and Director
Jason S. Subotky(1)(2)......     31      Director
Scott S. Tanner.............     41      Chief Operating Officer, Chief Financial Officer and
                                         Director
Stephen A. Yacktman(1)(2)...     32      Director

------------------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

    There are no family relationships between or among any of our directors or executive officers. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

CLASS I DIRECTORS--DIRECTOR NOMINEES

    JOHN F. NICHOLS is a co-founder of 1-800 CONTACTS and currently serves as Vice President, Sales and a director. Mr. Nichols served as Vice President, Operations until November 1999. Mr. Nichols is a certified optician in the State of California and was the owner of the Discount Lens Club from 1991 until February 1995. Mr. Nichols worked with Bausch & Lomb as a Senior Sales Representative from 1989 to 1991.

    SCOTT S. TANNER has served as the Chief Financial Officer and a director of 1-800 CONTACTS since November 1997 and as Chief Operating Officer since November 1999. Prior to joining us, Mr. Tanner served as the Chief Financial Officer of Country Club Foods, Inc., a Utah-based snack food manufacturer and distributor, from 1995 to 1997. Prior to that, Mr. Tanner served in various management positions at Apple Computer, Inc. from 1988 to 1995 and worked at Peat, Marwick & Mitchell & Co. in San Francisco from 1984 to 1986. Mr. Tanner received a Bachelor's Degree from Stanford University and an MBA from Harvard University.

CLASS II DIRECTORS

    E. DEAN BUTLER has served as a director of 1-800 CONTACTS since
January 1998. Mr. Butler currently serves as Chairman of Sight Resource Corporation, a U.S. company which operates 116 optical retail stores, mostly in the Northeast. In addition, Mr. Butler is an owner of and director of Vision Express Philippines, an operator of optical superstores in the Philippines, Guam and Singapore. In 1988, Mr. Butler founded Vision Express in Europe, which merged with the French retail group, GPS, to form Grand Vision in late 1997. In 1983, Mr. Butler founded LensCrafters and served as its Chief Executive Officer until 1988. Prior to 1983, Mr. Butler was employed by Procter & Gamble in various marketing positions since 1969.

    STEPHEN A. YACKTMAN has served as a director of 1-800 CONTACTS since February 1996. Mr. Yacktman is currently a Vice President at Yacktman Asset Management Co., an investment advisory company, where he has been employed since 1993. Mr. Yacktman's responsibilities include portfolio management, stock analysis and trading. Mr. Yacktman holds a Bachelor's Degree in economics and an MBA from Brigham Young University.

    The terms of Messrs. Butler and Yacktman expire at the 2003 Annual Meeting.

CLASS III DIRECTORS

    JONATHAN C. COON is a co-founder of 1-800 CONTACTS and currently serves as President, Chief Executive Officer and a director. Mr. Coon received his Bachelor's Degree from Brigham Young University in 1994. Mr. Coon has nine years of experience in the contact lens distribution industry.

    BRADLEY T. KNIGHT has served as a director of 1-800 CONTACTS since
August 2000. Mr. Knight served from January 1994 until April 2002 as the General Manager and Vice President of Operations of Flextronics International Ltd., responsible for developing and managing a manufacturing facility in Mexico. Prior to this, Mr. Knight spent approximately two years as a General Manager for Flextronics in various locations, including Texas and Malaysia, and served as a Director of Manufacturing for Metcal, Inc.

    JASON S. SUBOTKY has served as a director of 1-800 CONTACTS since
March 2000. Mr. Subotky is currently an investment manager at Yacktman Asset Management Co., an investment advisory company, where he has been employed since 2001. Prior to joining Yacktman Asset Management Co., he was a general partner of Peterschmidt Ventures, a private investment firm, from 1999 to 2001. From 1994 to 1999, Mr. Subotky was a Vice President of Goldman Sachs & Co., an investment banking firm. Mr. Subotky holds a Bachelor's Degree from the University of Southern California and an MBA from Brigham Young University.

    The terms of Messrs. Coon, Knight and Subotky expire at the 2004 Annual Meeting.

DIRECTOR COMPENSATION

    We pay non-employee directors an annual retainer of $5,000. In addition, we pay non-employee directors $1,000 for each full board meeting attended and $500 for each committee meeting attended. We also compensate our non-employee directors through annual option grants with exercise prices equal to the fair market value of the common stock on the grant date. In February 2001, we granted to each of Messrs. Butler, Yacktman, Subotky and Knight options to purchase 1,980 shares of common stock. These options have an exercise price of $34.938 per share and vest in four equal installments beginning on the first anniversary of their grant date. In January, 2002, we granted to each of Messrs. Butler, Yacktman, Subotky and Knight options to purchase 1,440 shares of common stock. These options have an exercise price of $11.76 per share and vest in four equal installments beginning on the first anniversary of their grant date. We also reimburse all directors for reasonable expenses incurred in attending Board and committee meetings.

ABOUT THE BOARD AND ITS COMMITTEES

    MEETINGS OF THE BOARD AND ITS COMMITTEES. The Board held four meetings during fiscal 2001. The Board currently has two standing committees: the Audit Committee and the Compensation Committee. Each director is expected to attend each meeting of the Board and those committees on which he serves. In addition to meetings, the Board and its committees review and act upon matters through written consent procedures. All of the directors attended 75% or more of the total number of meetings of the Board and those committees on which he served during the last fiscal year.

    THE AUDIT COMMITTEE. The Audit Committee makes recommendations to the Board regarding the selection of the independent accountants and reviews the independence of such accountants, approves the scope of the annual audit activities of the independent accountants, approves the audit fee payable to the independent accountants and reviews such audit results. Arthur Andersen LLP presently serves as the independent accountants of 1-800 CONTACTS. The Audit Committee is currently comprised of Messrs. Yacktman, Butler, Subotky and Knight. All of the members of the Audit Committee (other than Mr. Butler) are independent directors (as defined in Rule 4200(a)(15)) of the NASD listing standards. Mr. Butler is not currently considered independent under the NASD listing standards due to our investment in 2000 of $220,000 through the purchase of stock in an entity in which he serves as an executive officer and director. See "Executive Compensation and Other Matters--Compensation Committee Interlocks and Insider Participation." As permitted by the NASD listing standards, our board has elected to have Mr. Butler continue to serve on the Audit Committee because the Board believes that it is in the best interest of the Company and its stockholders. Specifically, the Board believes that the Audit Committee benefits from Mr. Butler's significant business experience, including his involvement in operating retail businesses. This experience affords Mr. Butler a perspective not otherwise present on the Audit Committee. The Audit Committee met on three occasions in fiscal 2001.

    THE COMPENSATION COMMITTEE. The Compensation Committee makes recommendations to the Board relating to the compensation arrangements of all of our executive officers and any awards to be made under our stock incentive plan. The Compensation Committee is currently comprised of Messrs. Yacktman, Butler, Subotky and Knight. The Compensation Committee met on three occasions in fiscal 2001.

RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

     PROPOSAL NO. 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board has appointed Arthur Andersen LLP as independent accountants to audit the Company's books and accounts for the fiscal year ending December 28, 2002. Arthur Andersen LLP audited the Company's financial statements for the year ended December 29, 2001. It is expected that a representative of Arthur Andersen LLP will be present at the annual meeting, with the opportunity to make a statement if he so desires, and will be available to answer appropriate questions.

    During our last fiscal year, Arthur Andersen LLP's fees for the audit and review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled approximately $68,000. Arthur Andersen LLP's fees for audit-related services such as employee benefit audits, accounting consultation and other services totaled approximately $17,371. Arthur Andersen LLP billed us approximately $12,930 for all other non-audit services rendered, including tax-related services. During our last fiscal year, Arthur Andersen LLP did not provide us with any advice regarding financial information systems design and implementation.

    Stockholder ratification of the selection of Arthur Andersen LLP as our independent accountants is not required by our by-laws or other applicable legal requirement. However, the Board is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. The Board and the Audit Committee are aware of recent events concerning Arthur Andersen LLP involving the government's investigation of Enron and have discussed such matters with Arthur Andersen LLP. Based on such discussions and certain assurances given by Arthur Andersen LLP to the Board and the Audit Committee, the Board and the Audit Committee continue to recommend the appointment of Arthur Andersen LLP. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain Arthur Andersen LLP. The Board and the Audit Committee will continue to closely monitor ongoing developments at Arthur Andersen LLP, and may in its discretion direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

    Approval of the proposal to ratify the appointment of Arthur Andersen LLP requires the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting.

RECOMMENDATION OF THE BOARD

    THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 28, 2002.

         PROPOSAL NO. 3--APPROVAL TO AMEND INCENTIVE STOCK OPTION PLAN

    We are asking you to approve the increase in the number of shares of common stock reserved for issuance under our Incentive Stock Option Plan from 620,000 to 1,240,000. On April 12, 2002, our Board of Directors approved and adopted, subject to stockholder approval, certain amendments to the Incentive Stock Option Plan to provide for this increase. As of March 31, 2002, an aggregate of 578,684 shares of common stock have been purchased or options with respect thereto have been granted under the Incentive Stock Option Plan. Unless the amount reserved for issuance thereunder is increased, the Incentive Stock Option Plan will run out of shares during the second quarter of fiscal 2002. The Board of Directors believes that the Incentive Stock Option Plan provides an attractive method for key employees to purchase our common stock and provides key employees with an important benefit.

    Approval of the proposal to amend our Incentive Stock Option Plan requires the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting.

RECOMMENDATION OF THE BOARD

    THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE INCENTIVE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER FROM 620,000 TO 1,240,000.

SUMMARY DESCRIPTION OF OUR INCENTIVE STOCK OPTION PLAN

    GENERAL. In February 1998, we established our Incentive Stock Option Plan. The purpose of our Incentive Stock Option Plan is to compensate certain of our directors, officers and employees for services rendered; to provide certain of our directors, officers and employees with significant additional incentive to promote our financial success; and to provide an incentive to induce able persons to serve or remain on our Board of Directors or to enter into or remain in our employment. A copy of our Incentive Stock Option Plan was filed with the SEC as exhibit 10.5 to our Form S-1/A filed on January 16, 1998.

    A maximum of 620,000 shares of common stock, subject to adjustment, are authorized for the granting of stock options under the Incentive Stock Option Plan. The shares of common stock reserved for issuance under our Incentive Stock Option Plan were registered by us on August 11, 1998 pursuant to a Registration Statement on Form S-8. As of March 31, 2002, options to purchase an aggregate of 532,470 shares of common stock, at exercise prices ranging from $5.4688 to $43.75 per share, were outstanding under the Incentive Stock Option Plan. Options granted under the Incentive Stock Option Plan may be either "incentive stock options," which qualify for special tax treatment under the Internal Revenue Code, or nonqualified stock options. The Incentive Stock Option Plan is intended to comply with Rule 16b-3 of the Exchange Act.

    ELIGIBILITY. All of our full-time, salaried employees and members of our Board of Directors are eligible to be granted options. Individuals who have rendered or are expected to render advisory or consulting services to us within a twelve-month period of the granting date are also eligible to receive options.

    ADMINISTRATION. Our Incentive Stock Option Plan is administered by the Compensation Committee. The Compensation Committee has full authority to interpret and construe any provision of our Incentive Stock Option Plan. Decisions of the Compensation Committee in this regard are final and binding.

    GRANT OF OPTIONS; VESTING. The Compensation Committee may grant at any time to any eligible person an option entitling such person to purchase our common stock in such quantity, at such price, on such terms and subject to such conditions consistent with the provisions of our Incentive Stock Option Plan as may be established by the Compensation Committee on or prior to the date of grant of such option. The exact terms of the option will be contained in an option agreement between us and the person to whom such option is granted. Eligible employees are not required to pay anything to receive options. The exercise price for incentive stock options must be no less than the fair market value of the common stock on the date of grant. The exercise price of nonqualified stock options is not subject to any limitation based on the then current market value of the common stock. Options will expire not later than the tenth anniversary of the date of grant. An option holder will be able to exercise options from time to time, subject to vesting. All of the options granted under the Incentive Stock Option Plan through fiscal 1999 vest in three equal installments beginning on the first anniversary of the grant date and have an exercise price equal to the fair market value of the common stock on the grant date. Options granted subsequent to fiscal 1999 under the Incentive Stock Option

Plan vest in four equal installments beginning on the first anniversary of the grant date and have an exercise price equal to either the average closing price of the stock on the ten business days immediately preceding the grant date or the fair market value of the common stock on the grant date. Options will vest immediately upon death or disability of a participant and upon certain change of control events. Upon termination for cause or after 30 days of termination for any other reason, the unvested portion of the options shall be forfeited. Subject to the above conditions, the exercise price, duration of the options and vesting provisions will be set by the Compensation Committee in its discretion.

    ADJUSTMENTS. In order to prevent dilution or enlargement of the rights of grantees, the Board of Directors shall appropriately and proportionately adjust the number, price and kind of shares subject to outstanding options and those available for subsequent grant to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other similar change in our capitalization. The Board of Directors may also make any appropriate adjustment to reflect any spin-off, spin-out or other distribution of assets to stockholders or any acquisition of stock or assets or other similar change. The Compensation Committee shall determine the amount of the adjustment to be made in each such case, but no adjustment approved by the Compensation Committee shall be effective until and unless it is approved by the Board of Directors. In the event of any reorganization, reclassification, consolidation, merger or sale of all or substantially all of our assets, which is effected in such a way that holders of common stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for such common stock, the Board of Directors may substitute the per share amount of such stock, securities or assets for shares upon any subsequent exercise of any option.

    LIMITATIONS. The aggregate number of shares underlying options granted to any eligible person during any calendar year may not exceed 100,000. No Incentive Stock Option may be granted under our Incentive Stock Option Plan which is exercisable more than ten years after its granting date. No person may be granted Incentive Stock Options if the value of the shares subject to those options which first become exercisable in any given calendar year (and the value of the shares subject to any other Incentive Stock Options issued to such person under our Incentive Stock Option Plan which first become exercisable in such year) exceeds $100,000. Any Incentive Stock Options issued in excess of the $100,000 limit will be treated as options that are not Incentive Stock Options. Incentive Stock Options will be taken into account in the order in which they were granted.

    WITHHOLDING. If the Compensation Committee deems it necessary or desirable, we may satisfy all or any portion of any withholding or other tax due in connection with issuing shares pursuant to an exercise of options by either withholding all or a portion of such amount from the grantee's salary or other compensation, or by retaining shares which otherwise would be transferred to the grantee upon exercise of the option. We may defer delivery of shares until indemnified to our satisfaction with respect to such withholding.

    AMENDMENT. So long as our common stock is eligible for trading on the Nasdaq National Market, the Board of Directors must obtain stockholder approval for those amendments of our Incentive Stock Option Plan required to be so approved pursuant to the By-laws of the National Association of Securities Dealers. The Board of Directors may not, without the affirmative approval of our stockholders, amend our Incentive Stock Option Plan in any manner which would cause any outstanding Incentive Stock Options to no longer qualify as Incentive Stock Options. No amendment of our Incentive Stock Option Plan may, without the consent of the holder of any option prior to the adoption of such amendment, materially and adversely affect the rights of such holder under such option.

    TERMINATION. The Board of Directors may terminate our Incentive Stock Option Plan at any time; provided that the Board of Directors must obtain the consent of the holder of any option prior to termination if such termination materially and adversely affects the rights of such older under such options. No option shall be granted under our Incentive Stock Option Plan after the termination of our Incentive Stock Option Plan, but the termination of our Incentive Stock Option Plan shall not have any other effect. Any option outstanding at the time of the termination of our Incentive Stock Option Plan may be exercised after termination of our Incentive Stock Option Plan at any time prior to the expiration date of such option to the same extent such option would have been exercisable had our Incentive Stock Option Plan not terminated.

    TRANSFERABILITY. Options may be transferable as provided in the Option Agreement. It shall be a condition precedent to any transfer of any option that the transferee executes and delivers an agreement acknowledging such option has been acquired for investment and not for distribution and is and shall remain subject to our Incentive Stock Option Plan and the Option Agreement.

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES. Generally, an employee receiving an option that qualifies as an "incentive stock option," as defined in
Section 422 of the Internal Revenue Code, will not recognize any taxable income at the time of the grant or at the time of exercise of such option, and the Company will not be entitled to any deduction, provided the employee has been employed by the Company or a subsidiary of the Company at all times from the date the option was granted to the date three months before exercise. However, upon the exercise of an incentive stock option, the excess of the fair market value of the shares the employee acquires over the exercise price of the option will be included in the employee's alternative minimum taxable income and may cause or increase a liability for alternative minimum tax. If such employee does not dispose of the shares acquired within one year after receipt of shares and two years after the option was granted, gain or loss recognized on the subsequent disposition of the shares will be treated as long-term capital gain or loss. If the shares are disposed of prior to those times, the employee will recognize ordinary income, subject to wage and employment tax withholding, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) if the disposition is a taxable sale or exchange, the amount of gain recognized. Upon such disposition, the Company will be entitled to a deduction in the same amount and at the same time as the employee recognizes such ordinary income.

    An employee receiving a nonqualified option will not recognize any taxable income at the time of the grant of such option, but will recognize taxable income, subject to wage and employment tax withholding, upon the option exercise in the amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company will be entitled to a deduction in the same amount and at the same time as the employee recognizes such ordinary income.

    The foregoing discussion does not purport to address all aspects of Federal income tax consequences to the employees receiving options pursuant to the Incentive Stock Option Plan and is included only for general information. You should consult your tax advisor because the specific Federal, state and local tax treatment will vary depending upon your individual circumstances.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Except as otherwise noted, the following table sets forth certain information with respect to the beneficial ownership of the common stock as of March 31, 2002 by (1) each of the executive officers named in the Summary Compensation Table; (2) each of our directors and director nominees; (3) all directors and executive officers as a group; and (4) each person or entity known to us to be the beneficial owner of more than five percent of the outstanding shares of common stock. All information with respect to beneficial ownership has been furnished to us by the respective director, director nominee, executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to the number of shares set forth opposite his or its name.

    Beneficial ownership of the common stock listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act.

                                                               NUMBER OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED   PERCENT OF CLASS
------------------------------------                          ------------------   ----------------
EXECUTIVE OFFICERS AND DIRECTORS:
Jonathan C. Coon(1)(2)......................................        3,022,218             26.5%
Kevin K. McCallum(3)........................................           47,490                *
John F. Nichols(1)(4).......................................        1,344,924             11.8%
Scott S. Tanner(5)..........................................           76,559                *
E. Dean Butler(6)...........................................          150,253              1.3%
Bradley T. Knight(7)........................................            5,995                *
Jason S. Subotky(8).........................................           82,435                *
Stephen A. Yacktman(9)......................................          281,695              2.5%
Robert G. Hunter(10)........................................           43,590                *
All Directors and executive officers as a group (9
  persons)..................................................        5,055,159             43.1%

5% STOCKHOLDERS:
Donald A. Yacktman(11)......................................        1,170,000             10.3%
Wellington Management Company, LLP(12)......................        1,140,200             10.0%

------------------------

*   Represents less than one percent.

(1) The address of such person is the executive offices of 1-800 CONTACTS.

(2) Includes: (i) direct beneficial ownership of 2,800,586 shares;
    (ii) indirect beneficial ownership of 95,974 shares held by Mr. Coon as custodian under the Uniform Gift to Minors Act ("UGMA") for and on behalf of Hannah K. Coon; (iii) indirect beneficial ownership of 95,974 shares held by Mr. Coon as custodian under the UGMA for and on behalf of Abigail I. Coon;
    (iv) indirect beneficial ownership of 11,482 shares held by Mr. Coon as custodian under the UGMA for and on behalf of Samuel Coon; (v) indirect beneficial ownership of an aggregate of 2,652 shares held by Mr. Coon's minor children; and (vi) 15,550 shares that can be acquired through currently exercisable options.

(3) Includes: (i) direct beneficial ownership of 1,250 shares; (ii) indirect beneficial ownership of 240 shares held by Mr. McCallum's children; and
    (iii) 46,000 shares that can be acquired through currently exercisable options.

(4) Includes: (i) direct beneficial ownership of 1,327,646 shares; (ii) 15,550 shares that can be acquired through currently exercisable options; and
    (iii) indirect beneficial ownership of 1,728 shares held by Mr. Nicholas as custodian under the UGMA for and on behalf of Micah Matthew Howard.

(5) Includes: (i) direct beneficial ownership of 3,000 shares; and (ii) 73,559 shares that can be acquired through currently exercisable options.

(6) Includes 150,253 shares that can be acquired through the exercise of currently exercisable stock options.

(7) Includes: (i) direct beneficial ownership of 500 shares and (ii) 5,495 shares that can be acquired through currently exercisable options.

(8) Includes: (i) direct beneficial ownership of 81,940 shares; (ii) 495 shares that can be acquired through currently exercisable options.

(9) Includes: (i) direct beneficial ownership of 270,834 shares; (ii) indirect beneficial ownership of 2,600 shares held by Mr. Yacktman as custodian under the UGMA for and on behalf of Stephen A. V. Yacktman; (iii) indirect beneficial ownership of 1,800 shares held by Mr. Yacktman as custodian under the UGMA for and on behalf of Jonathan R. Yacktman; (iv) indirect beneficial ownership of 1,000 shares held by Mr. Yacktman as custodian under the UGMA for and on behalf of Thomas W. Yacktman; and (v) 4,961 shares that can be acquired through currently exercisable options. Mr. Yacktman may be deemed to share voting and dispositive power with respect to 500 shares held by his wife, Ellyn A. Yacktman. The address of such person is c/o Yacktman Asset Management Co., 1110 Lake Cook Road, Suite 385, Buffalo Grove, Illinois 60089.

(10) Includes: (i) direct beneficial ownership of 200 shares; and (ii) 43,390 shares that can be acquired through currently exercisable options.

(11) Pursuant to a Schedule 13D/A filed with the SEC on April 1, 2002,
    Mr. Yacktman reported the sole power to vote or to direct the vote of 330,000 shares, and the sole power to dispose or to direct the disposition of 330,000 shares. In addition, Mr. Yacktman, in his capacity as trustee of the Aronold Trust, reported the sole power to vote or to direct the vote of 10,000 shares, and the sole power to dispose or to direct the disposition of 10,000 shares. By virtue of his relationship with Carolyn Z. Yacktman (his spouse), Mr. Yacktman reported that he may be deemed to share voting and dispositive power with respect to the 810,000 shares held by the Yacktman Family Trust (the "Yacktman Trust") and the 20,000 shares held by her as custodian of her two dependent sons. Carolyn Z. Yacktman serves as a trustee of the Yacktman Trust. Mr. Yacktman disclaims, for the purpose of
    Section 13(d) or 13(g) of the Exchange Act or otherwise, beneficial ownership of any of the shares of common stock beneficially owned by Mrs. Yacktman. The address for Mr. Yacktman is c/o Yacktman Asset Management Co., 1110 Lake Cook Road, Suite 385, Buffalo Grove, Illinois 60089 and the address for the Trust is c/o Citicorp Trust South Dakota, 701 East 60th Street North, Sioux Falls, South Dakota 57117.

(12) Pursuant to a Schedule 13G filed with the SEC on February 12, 2002, Wellington Management Company, LLP reported that in its capacity as an advisor, it may be deemed to beneficially own 1,140,200 shares held of record by its clients. The address for Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

GENERAL

    Our executive officers are elected by and serve at the discretion of the Board. The following table sets forth information concerning the compensation earned for the last three fiscal years by our chief executive officer and our other executive officers whose total annual salary and bonus were more than $100,000 in our last fiscal year (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                        ANNUAL                         ------------
                                                     COMPENSATION                       SECURITIES
                                                  -------------------   OTHER ANNUAL    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR      SALARY     BONUS     COMPENSATION     OPTIONS      COMPENSATION
---------------------------            --------   --------   --------   ------------   ------------   ------------
Jonathan C. Coon.....................    2001     $174,375   $21,250       $34,208(a)      4,000         $10,990(b)
  President and Chief Executive          2000      163,750    22,500              (c)      8,100          10,076(d)
  Officer                                1999      120,000    59,250        26,212(a)     10,500           4,102(e)

John F. Nichols......................    2001      174,375    21,250              (c)      4,000           7,519(b)
  Vice President, Sales                  2000      163,750    22,500              (c)      8,100           6,999(d)
                                         1999      120,000    59,250        20,290(a)     10,500           1,417(e)

Scott S. Tanner......................    2001      178,450    15,453              (c)      4,950          10,986(b)
  Chief Operating Officer and Chief      2000      149,375    25,000              (c)      8,100          10,069(d)
  Financial Officer                      1999      110,000    52,044              (c)     10,300           4,102(e)

Kevin K. McCallum(f).................    2001      160,719    21,650              (c)      4,000          10,745(b)
  Vice President, Marketing              2000      120,455    22,917        36,574(g)     90,000           3,640(d)

Robert G. Hunter(h)..................    2001      106,672     9,854              (c)      4,000           9,341(b)
  Vice President, Finance

------------------------

(a) Includes $6,000 for a car allowance for both Mr. Coon and Mr. Nichols and also includes $23,526 for the cost of domestic services paid by the Company on behalf of Mr. Coon in 2001 plus the related taxes owed by Mr. Coon on the perquisite, and $10,246 and $10,877, respectively, for the cost of domestic services paid by the Company on behalf of Mr. Coon and Mr. Nichols in 1999 plus the related taxes owed by Mr. Coon and Mr. Nichols on the perquisite.

(b) Reflects payments made by the Company on behalf of the Named Executives in 2001 as follows: $5,293, $1,825, $5,293, $5,293, and $5,293 for health insurance for Mr. Coon, Mr. Nichols, Mr. Tanner, Mr. McCallum and
    Mr. Hunter, respectively; $191, $188, $189, $177, and $118 for term life insurance for Mr. Coon, Mr. Nichols, Mr. Tanner, Mr. McCallum and
    Mr. Hunter, respectively; $256, $256, $254, $236, and $157 for long-term disability insurance for Mr. Coon, Mr. Nichols, Mr. Tanner, Mr. McCallum and Mr. Hunter, respectively; $5,250 each for Company contributions to the 401(k) plan of Mr. Coon, Mr. Nichols and Mr. Tanner; $5,039 for Company contributions to Mr. McCallum's 401(k) plan; and $3,773 for Company contributions to Mr. Hunter's 401(k) plan.

(c) None of the perquisites and other benefits paid exceeded the lesser of $50,000 or 10% of the total annual salary and bonus received by such Named Executives.

(d) Reflects payments made by the Company on behalf of the Named Executives in 2000 as follows: $4,698, $1,621, $4,698 and $3,548 for health insurance for Mr. Coon, Mr. Nichols, Mr. Tanner and Mr. McCallum, respectively; $86, $86, $83 and $55 for term life insurance for Mr. Coon,

    Mr. Nichols, Mr. Tanner and Mr. McCallum, respectively; $42, $42, $38 and $37 for long-term disability insurance for Mr. Coon, Mr. Nichols, Mr. Tanner and Mr. McCallum, respectively; and $5,250 each for Company contributions to the 401(k) plan for Mr. Coon, Mr. Nichols and Mr. Tanner.

(e) Reflects payments made by the Company on behalf of the Named Executive for health insurance.

(f) Mr. McCallum joined us in March 2000.

(g) Includes $30,074 for relocation costs plus the related medicare taxes owed by Mr. McCallum on the perquisite.

(h) Mr. Hunter's total annual salary and bonus did not exceed $100,000 in fiscal years 1999 or 2000. As a result, such information is not included in the Summary Compensation Table.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information regarding stock options granted to the Named Executives during our last fiscal year:

                                                                                                     POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                                NUMBER OF                                                            ANNUAL RATES OF STOCK
                                SECURITIES     % OF TOTAL    EXERCISE      MARKET                   PRICE APPRECIATION FOR
                                UNDERLYING       OPTIONS      OR BASE     PRICE ON                      OPTION TERM(D)
                                 OPTIONS       GRANTED IN      PRICE        DATE       EXPIRATION   -----------------------
                              GRANTED (#)(A)   FISCAL YEAR   ($/SHARE)   OF GRANT(B)    DATE(C)       5% ($)      10% ($)
                              --------------   -----------   ---------   -----------   ----------   ----------   ----------
Jonathan C. Coon............      4,000             3.6%      $34.938      $34.938      2/2/2011     $ 87,889     $222,728
John F. Nichols.............      4,000             3.6%       34.938       34.938      2/2/2011       87,889      222,728
Scott S. Tanner.............      4,950             4.4%       34.938       34.938      2/2/2011      108,761      275,626
Kevin K. McCallum...........      4,000             3.6%       34.938       34.938      2/2/2011       87,889      222,728
Robert G. Hunter............      4,000             3.6%       34.938       34.938      2/2/2011       87,889      222,728

------------------------

(a) Options vest in four equal annual installments beginning on the first anniversary of the date of grant. The grant date of such options was February 2, 2001.

(b) Market price was determined based on the last reported sale price of the common stock as reported by the Nasdaq National Market.

(c) Options will expire the earlier of 30 days after the date of termination or February 2, 2011.

(d) Potential realizable values are based on assumed annual rates of return specified by the SEC. Actual gains, if any, on stock option exercises depend on future performance of the Company's common stock and overall market conditions. At an annual rate of appreciation of 5% per year for the option term, the price of the common stock would be approximately $56.91 per share. At an annual rate of appreciation of 10% per year for the option term, the price of the common stock would be approximately $90.62 per share.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
  VALUES

    The following table sets forth information on options exercised in fiscal 2001 by the Named Executives and the value of such officers' options at the end of fiscal 2001:

                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                                                                     OPTIONS AT FISCAL           THE-MONEY OPTIONS AT
                                                                       YEAR-END (#)             FISCAL YEAR-END ($)(A)
                               SHARES ACQUIRED      VALUE       ---------------------------   ---------------------------
NAME                           ON EXERCISE (#)   REALIZED ($)   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE   EXERCISABLE
----                           ---------------   ------------   -------------   -----------   -------------   -----------
Jonathan C. Coon.............          --                --         13,575          9,025         $22,115      $ 44,231
John F. Nichols..............          --                --         13,575          9,025          22,115        44,231
Scott S. Tanner..............      15,000          $260,306         14,458         66,864          21,692       454,992
Kevin K. McCallum............          --                --         71,500         22,500              --            --
Robert G. Hunter.............          --                --         10,150         38,940          13,269       263,608

------------------------

(a) Based upon a fair market value of the common stock at December 28, 2001 of $12.60 per share.

EMPLOYMENT AGREEMENTS

    Immediately prior to the completion of our initial public offering in February 1998, we entered into employment agreements with Messrs. Coon, Nichols and Tanner (each, an "Original Employment Agreement"). The Original Employment Agreements each had an initial term of three years, which was automatically extended for an additional one year. The Original Employment Agreements expired by their terms in February 2002. Effective February 9, 2002, we entered into employment agreements with each of Messrs. Coon, Nichols, Tanner and Hunter (each, an "Employment Agreement"). The Employment Agreements provide that
Mr. Coon will serve as our President and Chief Executive Officer, Mr. Nichols will serve as our Vice President of Sales, Mr. Tanner will serve as our Chief Operating Officer/Chief Financial Officer and Mr. Hunter will serve as our Vice President of Finance. Pursuant to their respective Employment Agreements, Messrs. Coon, Nichols, Tanner and Hunter receive: (1) an annual base salary equal to at least $190,909, $190,909, $190,890, and $120,000, respectively,
(2) an annual bonus of up to 10% of their annual base salary (upon the Company's achieving certain operating targets) and (3) certain fringe benefits. If their employment is terminated for any reason prior to the termination of such agreements other than for Cause (as defined therein) or their resignation, each will be entitled to receive his base salary and health and disability benefits for 12 months following such termination in addition to 50% of his bonus for the year in which their employment was terminated if the termination is during the first six months of the year or 100% if such termination was during the last six months of the year. Each of Messrs. Coon, Nichols, Tanner, Hunter and McCallum has entered into a Confidentiality and Non-Competition Agreement with the Company effective February 1, 2002 whereby they each agreed not to compete with the Company for a period of two years following his termination of employment with the Company and not to disclose any confidential information at any time without our prior written consent.

    We entered into an employment agreement with Mr. McCallum on March 13, 2000. Mr. McCallum's employment agreement has an initial term of four years and provides that he will serve as Vice President, Marketing. Pursuant to his employment agreement, Mr. McCallum is entitled to receive: (1) annual base salary equal to at least $150,000, (2) an annual bonus of up to $25,000 and
(3) certain fringe benefits.

STOCK OPTIONS

    For a summary description of our Incentive Stock Option Plan please see the section entitled, "Proposal No. 3--Approval to Amend Incentive Stock Option Plan."

    Prior to the establishment of the Incentive Stock Option Plan, we issued nonqualified stock options to various key employees, a consultant and a director. As of March 31, 2001, options to purchase an aggregate of 241,290 shares of common stock, at exercise prices ranging from $1.61 to $5.50 per share, were outstanding. All of these options vest in three equal installments beginning on the first anniversary of the grant date and expire not later than the tenth anniversary of the grant date.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    THIS COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATED THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

    The Compensation Committee is currently comprised on Messrs. Yacktman, Butler, Subotky and Knight. The Compensation Committee reviews the recommendations of the Chief Executive Officer on the compensation levels of all other officers, reviews and approves changes to the Company's compensation policies and practices and administers the Incentive Stock Option Plan.

COMPENSATION PHILOSOPHY AND REVIEW

    The Company's general compensation philosophy serves three principal purposes:

    1. to attract and retain qualified executives who will add to the Company's long-term success;

    2. to link executive compensation to the achievement of the Company's operational and strategic objectives; and

    3. to link executive compensation with each executive's performance, level of responsibility and overall contribution to the Company's success.

    In making recommendations to the full Board concerning adjustments to compensation levels, the Compensation Committee intends to consider the Company's financial condition and operational performance during the prior year. The Compensation Committee expects the Company's executive compensation program to consist of three principal components: (1) base salary; (2) annual bonus; and
(3) long-term equity incentives. Set forth below is a discussion as to how the compensation for each of the Company's executive officers was determined for 2001:

    BASE SALARY. In 2001, the Compensation Committee recommended to the Board, and the Board approved, an increase in the base salaries for Messrs. Coon, Nichols, and Tanner. The previous base salaries for such executives were established in 2000 when the Compensation Committee recommended to increase their salaries from the previous base salary set in 1998 pursuant to their respective employment agreements. See "Executive Compensation and Other Matters--Employment Agreements." Base salary for each of these executive officers was increased in order to bring such compensation arrangements in line with market conditions and to reward such executives for their continued strong performance. Overall, Messrs. Coon and Nichols received an increase in total cash compensation in 2001 of approximately 5% as compared to 2000 and Mr. Tanner received an increase of approximately 11% as compared to 2000.
Mr. Kevin K. McCallum received an increase of approximately 27% as compared to 2000 (Mr. McCallum was hired by the Company in March 2000). Mr. Hunter's base salary was established pursuant to his employment agreement, the terms of which were determined through arms-length negotiations. Mr. Hunter's base salary was approved by the Compensation Committee.

    ANNUAL BONUS. Under their respective employment agreements, Messrs. Coon, Nichols, Tanner and McCallum and Hunter are entitled to receive an annual bonus based on our achievement of certain targeted operating results and individual performance objectives, which are established at the beginning of each year by the full Board. The amount of bonus that such executive officer is eligible to earn is also established by the Board at the beginning of each year, which is subject to increase based on achievement beyond targeted levels. In general, the targeted operating results are determined based upon net sales and operating income. For the most part, executive officers achieved their individual performance objectives and were awarded bonuses accordingly.

    LONG-TERM EQUITY INCENTIVES. The long-term equity incentive currently utilized by the Committee is stock option grants. The Committee believes that stock option awards are an effective incentive for the Company management to create value for the Company's stockholders since the ultimate value of stock options bear direct relationship to the market price of the common stock. Executive officers are generally granted stock options on an annual basis. The overall level of options granted to the executive officers is based on an assessment of their impact on the Company's operating results. For 2001, the Committee recommended, and the full Board approved, the grant to the executive officers of options to purchase an aggregate of 20,950 shares of common stock, or 18.8% of the options granted in 2001 as part of the Company's annual option grant program. As of March 31, 2002, options to purchase an aggregate of 532,470 shares of common stock were outstanding under the Incentive Stock Option Plan and options to purchase an aggregate of 241,290 shares of common stock were outstanding from options granted prior to the establishment of the Incentive Stock Option Plan.

    The foregoing report has been approved by all members of the Compensation Committee.

                                          Stephen A. Yacktman (Chairman)
                                          E. Dean Butler
                                          Jason S. Subotky
                                          Bradley T. Knight

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Prior to our initial public offering in February 1998, we did not have a Compensation Committee. The Compensation Committee was established in connection with our initial public offering and is currently comprised of Messrs. Yacktman, Butler, Subotky and Knight.

    In March 2000, we made an investment of $220,000 through the purchase of preferred stock of an entity in which Mr. E. Dean Butler, a director of 1-800 CONTACTS, holds a significant equity interest and serves as an executive officer and director. Our investment represents a minority interest position.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Each of our directors and executive officers have indemnification agreements with 1-800 CONTACTS.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

    We believe that during our last fiscal year, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with. Each of the Company's officers and directors were late in filing a Form 5 to report their respective option grants for 2001.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    THIS AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT BE DEEMED FILED UNDER THE ACTS.

    The Audit Committee is composed of four directors appointed by the Board, each of whom (other than Mr. Butler) is independent under applicable NASD listing rules. The Audit Committee operates under a written charter adopted by the Board in fiscal 2000. The Audit Committee recommends to the Board of Directors the selection of the Company's independent accountants.

    Management is responsible for the Company's internal accounting and financial controls, the financial reporting process, and compliance with the Company's legal and ethics programs. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuance of a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and report its findings to the full Board.

    In this context, the Audit Committee has met and held discussions separately, and jointly with each of management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication with Audit Committees").

    In connection with new standards for independence of the Company's external auditors promulgated by the SEC, during the Company's 2002 fiscal year the Audit Committee will undertake to consider in advance of the provision of any non-audit services by the Company's independent accountants whether the provision of such services is compatible with maintaining the independence of the Company's external auditors.

    The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), and the Audit Committee discussed with the independent accountants that firm's independence.

    Based on the Audit Committee's discussion with management and the independent accountants, its review of the representation of management and the report of the independent accountants, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 29, 2001.

                                          Stephen A. Yacktman (Chairman)
                                          E. Dean Butler
                                          Jason S. Subotky
                                          Bradley T. Knight

                               PERFORMANCE GRAPH

    The following graph compares our cumulative total stockholder return since the common stock became publicly traded on February 10, 1998 with the Russell 2000 Index and a peer group index comprised of other optical retail companies. The graph assumes that the value of the investment in the Company's common stock at its initial public offering price of $6.25 per share and each index was $100.00 on February 10, 1998.

 COMPARISON OF 1-800 CONTACTS' COMMON STOCK, RUSSELL 2000 INDEX AND PEER GROUP
                                     INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                2/10/98  1/2/99  1/1/00  12/30/00  12/29/01
1-800-CONTACTS      100     144   216.5       458     201.6
RUSSELL 2000        100   94.38  114.44    110.98    114.93
PEER GROUP          100   56.33   28.93     24.59     36.82

                       FEBRUARY 10, 1998    JANUARY 2, 1999    JANUARY 1, 2000    DECEMBER 30, 2000    DECEMBER 29, 2001
                       ------------------   ----------------   ----------------   ------------------   ------------------
1-800 CONTACTS.......       $100.00              $144.00            $216.50             $458.00              $201.60
Russell 2000 Index...       $100.00              $ 94.38            $114.44             $110.98              $114.93
Peer Group
  Index(1)...........       $100.00              $ 56.33            $ 28.93             $ 24.59              $ 36.82

------------------------

(1) Our peer group is comprised of the following companies: Cole National Corporation, U.S. Vision, Inc. and Emerging Vision, Inc. The total return for each member of our peer group has been weighed according to each member's stock market capitalization.

        SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION

    Proposals of stockholders intended to be eligible for inclusion in the Company's proxy statement and proxy card relating to the 2003 annual meeting of stockholders of 1-800 CONTACTS must be received by the Company on or before the close of business December 20, 2002. Such proposals should be submitted by certified mail, return receipt requested.

    The by-laws provide that a stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders must give written notice to the Company's Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting (provided that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholders must be received no later than the close of business on the tenth day of the public announcement of such meeting) and that such notice must meet certain other requirements, including, with respect to director nominees, it must include all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). As a result, stockholders who intend to present a proposal at the 2003 annual meeting without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal no later than March 18, 2003 (assuming the date of next year's annual meeting is not changed by more than 30 days). The Company's proxy related to the 2003 annual meeting will give discretionary voting authority to the proxy holders to vote with respect to any such proposal that is received by the Company after such date. Any stockholder interested in making such a nomination or proposal should request a copy of the provisions of the by-laws from the Secretary of the Company.

    WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF 1-800 CONTACT'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 29, 2001, AS FILED WITH THE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH ANNUAL REPORT ON FORM 10-K SHOULD BE DIRECTED TO ROBERT G. HUNTER, VICE PRESIDENT, FINANCE, 1-800 CONTACTS, INC., 66 E. WADSWORTH PARK DRIVE, 3RD FLOOR, DRAPER, UTAH 84020

                                 OTHER MATTERS

    We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mail, our directors, officers and employees may solicit proxies by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of common stock held of record by such persons, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

    The directors know of no other matters which are likely to be brought before the annual meeting, but if any such matters properly come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ R. Joe Zeidner

                                          R. Joe Zeidner
                                          SECRETARY

April 17, 2002

    IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                              1-800 CONTACTS, INC.

                                  MAY 17, 2002

                Please Detach and Mail in the Envelope Provided


A/X/ PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

THIS PROXY WILL BE VOTED AS SPECIFIED, AND UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES AND FOR PROPOSALS 2, 3 AND 4.

                    FOR ALL   WITHHELD ALL

1.   ELECTION OF      / /        / /              NOMINEES: John F. Nichols
     DIRECTORS.                                             Scott S. Tanner

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------

                                                      FOR    AGAINST    ABSTAIN

2.   Proposal to ratify the selection of Arthur       / /      / /         / /
     Andersen LLP as independent auditors for the fiscal year 2002.

3.   Proposal to approve an amendment to the          / /      / /         / /
     Incentive Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 620,000 to 1,240,000.

4. Upon or in connection with the transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature _____________________   _________________________ Dated:________, 2002
                                  SIGNATURE IF HELD JOINTLY

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership's name by authorized person.

                              1-800 CONTACTS, INC.
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
                           COMPANY FOR ANNUAL MEETING
                                  MAY 17, 2002

     The undersigned hereby constitutes and appoints Stephen A. Yacktman and Jonathan C. Coon, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders to be held at the executive offices of 1-800 CONTACTS, INC., 66 E. Wadsworth Park Drive, 3rd Floor, Draper, Utah 84020, on Friday, May 17, 2002, and at any adjournment or postponement thereof, on all matters coming before said meeting.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                     SEE REVERSE
                                                                         SIDE